                                                                     EXHIBIT (N)



                      MONTHLY CERTIFICATEHOLDERS' STATEMENT
                          Discover Card Master Trust I
                         Series 1997-1 Monthly Statement
                      Class A Certificate CUSIP #25466KBD0
                      Class B Certificate CUSIP #25466KBE8


Trust Distribution Date: August 17, 1998       Due Period Ending:  July 31, 1998

Pursuant to the Series Supplement dated as of August 26, 1997 relating to the Pooling and Servicing Agreement dated as of October 1, 1993 by and between Greenwood Trust Company and U.S. Bank National Association, as Trustee, the Trustee is required to prepare certain information each month regarding current distributions to Certificateholders and the performances of the Trust. The information for the Due Period and the Trust Distribution Date listed above is set forth below:

1. Payments for the benefit of Series Investors this Due Period (per $1000 of Class Initial Investor Interest)

       Series  1997-1                                         Total          Interest           Principal
              Class A      33 days at 5.746250000%         $5.267395833    $5.267395833        $0.000000000

              Class B      33 days at 5.926250000%         $5.432395833    $5.432395833        $0.000000000

2.     Principal Receivables at the end of the Due Period

       (a)Aggregate Investor Interest                        $18,246,305,675.99

          Seller Interest                                     $5,100,331,762.00

          Total Master Trust                                 $23,346,637,437.99


       (b)Group One Investor Interest                        $15,696,305,675.99

       (c)Group Two Investor Interest                         $2,550,000,000.00

       (d)Series 1997-1 Investor Interest                       $789,474,000.00

       (e)Class A Investor Interest                             $750,000,000.00

          Class B Investor Interest                              $39,474,000.00

     3.   Allocation of Receivables Collected During the Due Period

                                                        Finance Charge                      Principal                       Yield
                                                          Collections                      Collections                   Collections
       (a)Allocation of Collections between Investor
          and Seller

          Aggregate Investor Allocation                 $296,997,296.09                   $2,774,730,011.35                    $0.00

          Seller                                         $38,441,258.33                     $359,141,697.88                    $0.00

       (b)Group One Allocation                          $255,771,897.76                   $2,389,577,178.28                    $0.00

       (c)Group Two Allocation                           $41,225,398.33                     $385,152,833.07                    $0.00

       (d)Series 1997-1 Allocations                      $12,746,665.07                     $119,087,124.95                    $0.00

       (e)Class A Allocations                            $12,109,331.81                     $113,132,768.70                    $0.00

          Class B Allocations                               $637,333.26                       $5,954,356.25                    $0.00

     4.   Information Concerning the Series Principal Funding Accounts ("SPFA")

                              Deposits into the
                               SPFAs This        SPFA    Deposit Deficit Investment
                               Due Period       Balance    Amount         Income
          Series 1997-1           $0.00         $0.00         0.00         $0.00

     5.   Information Concerning Amount of Controlled Liquidation Payments

                                                                              Total Payments
                                   Amount Paid           Deficit Amount       Through This
                                 This Due Period        This Due Period         Due Period
          Series 1997-1                 $0.00               $0.00                $0.00

     6.   Information Concerning the Series Interest Funding Accounts ("SIFA")

                                                 Deposits Into the
                                                   SIFAs This
                                                   Due Period              SIFA Balance
          Series 1997-1                         $4,164,985.27                 $0.00

     7.   Pool Factors

                                                                 This Due Period
          Class A                                                 1.00000000

          Class B                                                 1.00000000

     8.   Investor Charged-Off Amount

                                                                                Cumulative
                                                                           Investor Charged-Off
                                               This Due Period                   Amount
       (a)Group One                           $100,561,910.37                     $0.00

       (b)Group Two                            $16,208,601.69                     $0.00

       (c)Series 1997-1                         $5,011,609.96                     $0.00

       (d)Class A                               $4,761,029.46                     $0.00

          Class B                                 $250,580.50                     $0.00

     9.   Investor Losses This Due Period

                                                                    Per $1,000 of
                                                                   Original Invested
                                                        Total        Principal
       (a)Group One                                     $0.00          $0.00

       (b)Group Two                                     $0.00          $0.00

       (c)Series 1997-1                                 $0.00          $0.00

       (d)Class A                                       $0.00          $0.00

          Class B                                       $0.00          $0.00

     10.  Reimbursement of Investor Losses This Due Period

                                                                            Per $1,000 of
                                                                           Original Invested
                                                                  Total        Principal
       (a)Group One                                               $0.00          $0.00

       (b)Group Two                                               $0.00          $0.00

       (c)Series 1997-1                                           $0.00          $0.00

       (d)Class A                                                 $0.00          $0.00

          Class B                                                 $0.00          $0.00

     11.  Aggregate Amount of Unreimbursed Investor Losses

                                                                              Per $1,000 of
                                                                           Original Invested
                                                                  Total        Principal
       (a)Group One                                               $0.00          $0.00

       (b)Group Two                                               $0.00          $0.00

       (c)Series 1997-1                                           $0.00          $0.00

       (d)Class A                                                 $0.00          $0.00

          Class B                                                 $0.00          $0.00

     12.  Investor Monthly Servicing Fee Payable at the end of the Due Period

       (a)Group One                                                      $26,375,787.22

       (b)Group Two                                                       $4,250,000.00

       (c)Series 1997-1                                                   $1,315,790.00

       (d)Class A                                                         $1,250,000.00

          Class B                                                            $65,790.00

     13.  Class Available Subordinated Amount at the end of the Due Period

                                                                             As a Percentage
                                                                               of Class A
                                                            Total            Invested Amount

          Series 1997-1 Class B                          $98,684,250.00         13.1579%

     14.  Total Available Credit Enhancement Amounts

                                                     Shared Amount       Class B Amount
          Maximum Amount                                $0.00            $59,210,550.00

          Available Amount                              $0.00            $59,210,550.00

          Amount of Drawings on Credit Enhancement
            for this Due Period                         $0.00                     $0.00

     15.  Delinquency Summary

          End of Due Period Master Trust Receivables Outstanding     $23,730,662,810.60

                                      Delinquent Amount          Percentage of Ending
          Payment Status               Ending Balance           Receivables Outstanding
          30-59 days                  $630,971,468.44                    2.66%

          60-179 days               $1,084,269,351.39                    4.57%


                         U.S. BANK NATIONAL ASSOCIATION
                                   as Trustee


                        BY: ____________________________

                                Vice President

                     MASTER SERVICER'S CERTIFICATE STATEMENT

                          Discover Card Master Trust I

                         Series 1997-1 Monthly Statement

                                   CREDIT CARD
                            PASS-THROUGH CERTIFICATES

            The undersigned, a duly authorized representative of Greenwood Trust Company ("Greenwood"), as Master Servicer pursuant to the Pooling & Servicing Agreement dated as of October 1, 1993 (the"Pooling & Servicing Agreement") and the Series Supplement, dated as of August 26, 1997 (the "Series Supplement") by and between Greenwood and U.S. Bank National Association, as Trustee, does hereby certify as follows with respect to the Supplement Discover Card Master Trust I, Series 1997-1 Master Trust Certificates for the Distribution Date occurring on August 17, 1998:


1.    Greenwood is Master Servicer under the Pooling and Servicing Agreement.

2.    The undersigned is a Servicing Officer of Greenwood as Master Servicer.

3.    The aggregate amount of Collections processed during the related Due
      Period is equal to                                                                  $3,469,310,263.63

4.    The aggregate amount of Class A Principal Collections processed during the
      related Due Period is equal to                                                        $113,132,768.70

5.    The aggregate amount of Class A Finance Charge Collections processed
      during the related Due Period is equal to                                              $12,109,331.81

6a.   The aggregate amount of Class A Principal Collections recharacterized as
      Series Yield Collections during the related Due Period is equal to                              $0.00

6b.   The aggregate amount of Class A Additional Funds for this Distribution
      date is equal to                                                                                $0.00

7. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

      (a)   with respect to the Class A Required Amount Shortfall                                     $0.00
            is equal to

      (b)   with respect to the Class A Cumulative Investor Charged-Off                               $0.00
            Amount is equal to

      (c)   with respect to the Class A Investor Interest is equal to                                 $0.00

8.    The sum of all amounts payable to the Class A Certificateholders on the
      current Distribution Date is equal to                                                   $3,950,546.88

9.    The aggregate amount of Class B Principal Collections processed during the
      related Due Period is equal to                                                          $5,954,356.25

10.   The aggregate amount of Class B Finance Charge Collections processed
      during the related Due Period is equal to                                                 $637,333.26

11a.  The aggregate amount of Class B Principal Collections recharacterized as
      Series Yield Collections during the related Due Period is equal to                              $0.00

11b.  The aggregate amount of Class B Additional Funds for this Distribution
      date is equal to                                                                                $0.00

12. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

      (a)   with respect to the Class B Required Amount Shortfall                                     $0.00
            is equal to

      (b)   with respect to the Class B Cumulative Investor Charged-Off                               $0.00
            Amount is equal to

      (c)   with respect to the Class B Investor Interest is equal to                                 $0.00

13.   The sum of all amounts payable to the Class B Certificateholders on the
      current Distribution Date is equal to                                                     $214,438.39

14. Attached hereto is a true copy of the statement required to be delivered by the Master Servicer on the date of this Certificate to the Trustee pursuant to Section 16 of the Series Supplement.

          IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 17th day of August, 1998.



                                GREENWOOD TRUST COMPANY
                                     as Master Servicer

                                By:_________________________
                                Vice President, Chief Accounting Officer,
                                and Treasurer